UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 23, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
1.01	Entry into a Material Definitive Agreement.
9.01	Financial Statements and Exhibits.

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 -       Entry into a Material Definitive Agreement.

In furtherance of Uranium Energy Corp.'s (the "Company") Current Report on Form 8-K dated October 13, 2009 (the "Current Report"), the Company has now entered into a definitive Asset Purchase Agreement (the "APA") with, among other parties, Everest Exploration, Inc. (the "Vendor"), to purchase substantially all of the assets of the Vendor including its 1% interest in the South Texas Mining Venture, L.L.P. ("STMV"), a Texas limited liability partnership (collectively, the "EEI Acquisition").

As set forth in the referenced Current Report, on October 13, 2009 the Company entered into a Securities Purchase Agreement (the "SPA") with URN Resources Inc. ("URN"), a subsidiary of Uranium One Inc., to acquire all of its 99% interest in STMV (the "URN Acquisition").

Under the terms of the APA the Company has agreed, in part, to issue 200,000 shares of its common stock and to make a total cash payment of $1,000,000 to the Vendor to be used, in part, for reclamation work to be performed by the Vendor and, subsequent to final closing, the Company, for final reclamation on two properties previously mined and restored by the Vendor. The closing of the EEI Acquisition is subject to a number of conditions including, among other things, the prior approval of the Vendor's shareholders and the receipt by both parties of certain consents and releases at closing.

Under the terms of the SPA the Company agreed to issue 2,500,000 shares of its common stock to URN to make the URN Acquisition. The closing of the URN Acquisition is subject to a number of conditions including, among other things, the receipt by both parties of certain consents and releases at closing.

The assets of STMV include the fully licensed and permitted Hobson ISR Processing Plant ("Hobson"), the La Palangana Uranium Project ("Palangana"), which is at an advanced stage of permitting, and a portfolio of exploration-stage properties located in South Texas. The Hobson facility is expected to form the basis of a new regional operating strategy for the Company's projects in South Texas. The Company anticipates that its Goliad and Nichols, and, after final closing, Palangana projects, will now become satellite ISR operations, with loaded resins being transported to Hobson for further processing into dried U3O8 (commonly known as yellowcake).

As a result of the acquisition of STMV, the Company's Texas land position will now include five additional properties, all with recognized uranium mineralization, and which lie within approximately 100 miles of the licensed Hobson facility. The STMV acquisition will also include significant data files that document decades of South Texas-focused uranium exploration and mining.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit	Description
10.1	Asset Purchase Agreement among each of Everest Exploration, Inc., Everest Resource Company, James T. Clark and Thomas M. Crain, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
Date: November 27, 2009.	By: /s/ "Amir Adnani" Name: Amir Adnani Title: President, Chief Executive Officer and a director

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